                              AMENDED AND RESTATED

                                    BY-LAWS

                                       OF

                             THE FONDA GROUP, INC.
                            (A DELAWARE CORPORATION)



                                   ARTICLE I

                                  SHAREHOLDERS
                                  ------------

         Section 1. Place of Meetings. Meetings of shareholders shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. Whenever the directors shall fail to fix such place, meetings shall be held at the registered office of the Corporation in the State of New York.

         Section 2. Annual Meetings. Annual meetings of shareholders shall be held on such date of each year and at such place and time as shall be designated from time to time by the Board of Directors. At each annual meeting, the shareholders shall elect a Board of Directors by plurality vote and transact such other business as may be properly bought before the meeting.

         Section 3. Special Meetings. Special meetings of the shareholders may be called by the Board of Directors or the Chairman of the Board.

         Section 4. Notice of Meetings. Written notice of each meeting of the shareholders stating the place, date and hour of such meeting shall be given by or at the direction of the Board of Directors to each shareholder entitled to vote at such meeting at least ten, but not more than sixty, days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is called.

         Notice is given to a shareholder when it is personally delivered to him, left at his residence or usual place of business, or mailed to him by first class mail at his address as it appears on the records of the Corporation. If mailed, notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the Corporation.

         Section 5. Waiver of Notice. Whenever notice is required to be given either by statute, the Certificate of Incorporation or these By-Laws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed the equivalent to notice. Attendance at a meeting, whether by person or proxy, shall constitute a waiver of notice of such meeting, except when the meeting is attended for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need to be specified in any written waiver of notice.

         Section 6. Quorum; Adjournments of Meetings. A majority of shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of shareholders. If there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting to another time or place, from time to time, until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted thereat which might have been transacted at the meeting as originally called.

         Section 7. Voting. At any meeting of the shareholders, every registered owner of shares entitled to vote may vote in person or by proxy and, except as otherwise provided by statute, in the Certificate of Incorporation or these By-Laws, shall have one vote for each share standing in his name on the books of the Corporation. All matters, other than the election of directors, brought before any meeting of the shareholders shall be decided by a vote of a majority in interest of the shareholders of the Corporation present in person or by proxy at such meeting and voting thereon, a quorum being present. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

         Section 8. Proxies. Every shareholder entitled to vote at a meeting of shareholders or express consent or dissent without a meeting may authorize another person to act for him by proxy. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

         Section 9. Inspectors of Election. The Board of Directors or, if the Board shall not have made the appointment, the chairman presiding at any meeting of shareholders shall have power to appoint one or more persons to act as inspectors of election at the meeting or any adjournment thereof, but no candidate for the office of directors shall be appointed as an inspector at any meeting for the election of directors.

         Section 10. Conduct of Meetings. The Chairman of the Board or, in his absence, the Vice Chairman of the Board shall preside at all meetings of the shareholders. In the absence of both the Chairman of the Board and the Vice Chairman of the Board, the President shall preside. In the absence of the Chairman of the Board, the Vice Chairman of the Board and the President, a majority of the members of the Board of Directors present in person at such meeting may appoint any other officer or director to act as chairman of the meeting.

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         The Secretary of the Corporation shall act as secretary of all meetings of the shareholders. In the absence of the Secretary, the chairman of the meeting shall appoint any other person to act as secretary of the meeting.

         Section 11. Shareholders' Action Without Meetings. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a written consent or consents thereto, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to take or authorize such action at a meeting at which all shares entitled to vote thereon were present and voted, and such written consent or consents are delivered to the Corporation and filed with the minutes or proceedings of the shareholders.

         Section 12. Fixing the Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action.

         If no record date is fixed: (1) the record date for determining the shareholders entitled to notice or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; and
(2) the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the Board relating thereto is adopted.

         Section 13. Shareholder List. The Secretary shall prepare, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city were the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list of shareholders or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

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                                   ARTICLE II

                               BOARD OF DIRECTORS
                               ------------------

         Section 1. Function of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors of the Corporation.

         Section 2. Number of Directors. The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members, as such number may be determined from time to time by the Board of Directors.

         Section 3. Qualifications. Each director shall be a natural person being at least eighteen years of age. A director need not be a shareholder or officer of the Corporation, a citizen of the United States or a resident of the state in which the Corporation is incorporated.

         Section 4. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists, or by the shareholders. Vacancies created by the removal of directors without cause shall be filled by the shareholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

         Section 5. Regular Meetings. Following the annual meetings of the shareholders, a regular annual meeting of the Board of Directors shall be held as soon as practicable. Any other regular meeting of the Board of Directors may be held without notice at such times and places as the Board of Directors may from time to time determine.

         Section 6. Special Meetings. Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the President or any two directors. Notice of the time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting by mailing the same at least three days before the meeting or by telephoning, telegraphing, faxing or delivering personally the same to each director at least twenty-four hours before the meeting. Except as otherwise specified in the notice thereof, or as required by statute, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any special meeting.

         Section 7. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 7 shall constitute presence in person at such meeting.

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         Section 8. Organization. Every meeting of the Board of Directors shall be presided over by the Chairman of the Board or, in his absence, the Vice Chairman of the Board. In the absence of the Chairman of the Board and the Vice Chairman of the Board, the President shall preside. In the absence of the Chairman of the Board, the Vice Chairman of the Board and the President, a presiding officer shall be chosen by a majority of the directors present. The Secretary of the Corporation shall act as secretary of the meeting, but, in his absence, the presiding officer may appoint any person to act as secretary of the meeting.

         Section 9. Quorum; Vote. A majority of the directors then in office (but in no event less than one-third of the total number of directors) shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting to another time or place from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all matters coming before any meeting of the Board of Directors shall be decided by the vote of a majority of the directors present at the meeting, a quorum being present.

         Section 10. Removal of Directors. Any or more of the directors shall be subject to removal with or without cause at any time by the shareholders.

         Section 11. Resignation. A director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

         Section 12. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception of any authority the delegation of which is prohibited by statute, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

         Section 13. Directors' Action Without Meetings. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

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                                  ARTICLE III

                                    OFFICERS
                                    --------

         Section 1. General. The Board of Directors shall elect the officers of the Corporation, which shall include a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer and a Treasurer and such other or additional officers (including, without limitation, a Chairman of the Board, one or more Vice-Chairmen of the Board, Vice-Presidents, Senior Vice Presidents, Executive Vice-Presidents, Assistant Secretaries and Assistant Treasurers) as the Board of Directors may designate. A person may hold more than one office at the same time. All such officers need not be occupied at all times.

         Section 2. Term of Office; Removal and Vacancy. The officers of the Corporation shall be elected annually by the Board of Directors after each annual meeting of the shareholders. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer or agent shall be subject to removal with or without cause at any time by the Board of Directors. Vacancies in any office, whether occurring by death, resignation, removal or otherwise, may be filled by the Board of Directors.

         Section 3. Power of Duties. Each of the officers of the Corporation shall, unless otherwise directed by the Board of Directors, have such powers and duties as generally pertain to his respective office as well as such powers and duties as from time to time may be conferred upon him by the Board of Directors. Unless otherwise order by the Board of Directors after the adoption of these By-Laws, the Chairman of the Board or, when the office of Chairman of the Board is vacant, the President shall be the Chief Executive Officer of the Corporation.

         Section 4. Power to Vote Stock. Unless otherwise directed by the Board of Directors, the Chairman of the Board and the President each shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of shareholders of any Corporation in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

         Section 5. Chairman of the Board. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and of the shareholders at which he shall be present. He shall have general charge and supervision of the assets and affairs of the Corporation; he may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation; and, in general, he shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors.

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         Section 6. Vice Chairman of the Board. In the absence of the Chairman of the Board, the Vice Chairman shall preside at all meetings of the shareholders and of the Board of Directors at which he shall be present. He shall also perform such other duties as may from time to time be assigned to him by the Chairman of the Board or the Board of Directors.

         Section 7. Chief Executive Officer. The Chief Executive Officer shall have general charge and supervision of the assets and affairs of the Corporation, and he may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation.

         Section 8. President. In the absence of the Chairman of the Board and the Vice Chairman of the Board, the President shall preside at all meetings of the shareholders and of the Board of Directors at which he shall be present. If no Chairman of the Board be elected and acting, he shall have general charge and supervision of the assets and affairs of the Corporation, and he may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. If a Chairman of the Board be elected and acting, the President shall perform all duties incident to the office of a president of a corporation, and such other duties as may from time to time be assigned to him by the Chairman of the Board of the Board of Directors.

         Section 9. Chief Financial Officer. The Chief Financial Officer shall have general charge and supervision of the financial affairs and reports of the Corporation, and he may sign and execute, in the name of the Corporation, all authorized credit agreements, indentures, notes, leases and other instruments similar or related thereto, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation.

         Section 10. Vice-Presidents. The Vice-President or Vice-Presidents, of whom one or more may be designated as Senior Vice Presidents, Executive Vice Presidents or otherwise, at the request of the Chief Executive Officer or in his absence or during his inability to act, shall perform the duties and exercise the functions of the Chief Executive Officer, and when so acting shall have the powers of the Chief Executive Officer. If there be more than one Vice-President, the Board of Directors may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the Chief Executive Officer may make such determination; otherwise any of the Vice-Presidents may perform any of such duties or exercise any of such functions. The Vice-President or Vice-Presidents shall have such other powers and perform such other duties, and have such additional descriptive designations in their titles (if any), as may be assigned by the Board of Directors or the Chief Executive Officer.

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         Section 11. Secretary. The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of the By-Laws or as required by law; he shall be custodian of the records of the Corporation; he shall witness all documents on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required to be under its seal, and, when so affixed, may attest the same; and, in general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer.

         Section 12. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be elected by the Board of Directors; he shall render to the Chief Executive Officer and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; in general, he shall perform all the duties incident to the office of a treasurer of a Corporation, and such other duties as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer.

         Section 13. Compensation. The Board of Directors shall have the power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation.


                                   ARTICLE IV

                                 CAPITAL STOCK
                                 -------------

         Section 1. Certificate for Stock. Each shareholder is entitled to one or more certificates which represent and certify the shares of stock he holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the shareholder and the class of stock and number of shares represented by the certificate and be in such form, not consistent with law or with the Certificate of Incorporation, as shall be approved by the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board, the President or a Vice-President and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an offer when it is issued.

         Section 2. Transfers. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

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         Section 3. Stock Ledger. The Corporation shall maintain a stock ledger which contains the name and address of each shareholder and the number of shares of stock of each class which the shareholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the principal executive officers of the Corporation.

         Section 4. Lost Stock Certificates. The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificates save upon court order.


                                   ARTICLE V

                                 MISCELLANEOUS
                                 -------------

         Section 1. Corporate Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation and the year and State of incorporation.

         Section 2. Fiscal Year. The Board of Directors shall have power to fix, and from time to time to change, the fiscal year of the Corporation.

         Section 3. Statement of Affairs. The Corporation shall furnish to the shareholders annual financial statements, including at least a balance sheet as of the end of the each fiscal year and a statement of income and expenses for the fiscal year.


                                   ARTICLE VI

                                   AMENDMENT
                                   ---------

         The Board of Directors shall have the power to make, alter or repeal the ByLaws of the Corporation subject to the power of the shareholders to alter or repeal the ByLaws made or altered by the Board of Directors.


                                  ARTICLE VII

                                INDEMNIFICATION
                                ---------------

         Section 1. Rights to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may

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hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason by the fact that he, or a person for whom he is the legal representative, is or was a director of the Corporation or is or was serving at the request of the Corporation as a director of another corporation and may indemnify and hold harmless, to the extent authorized by the Board of Directors consistent with applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in a proceeding by reason of the fact that he, or a person for whom he is the legal representative, is or was an officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as an officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, in each case against all liability and loss suffered and expenses reasonably incurred by such person.
The Corporation shall be required to indemnify a director in connection with a proceeding initiated by such director only if the proceeding was authorized by the Board of Directors of the Corporation.

         Section 2. Prepayment of Expenses. The Corporation shall pay the expenses incurred by any person entitled to indemnification in defending any proceeding in advance of its final disposition, provided, however, that the payment of expense incurred by a person in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article or otherwise.

         Section 3. Claims. If a claim for indemnification or payment of expenses by any person entitled to indemnification under this Article VII is not paid in full within sixty days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.

         Section 4. Non-Exclusivity of Rights. The rights conferred on any person by this Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, the Certificate of Incorporation, these By-Laws, agreement, vote or shareholders or disinterested directors or otherwise.

         Section 5. Other Indemnification. The Corporation's obligations, if any, to indemnify any person who was or is serving as its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

         Section 6. Amendment of Repeal. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

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